Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into effective as of December 1, 2020 (the “Amendment Effective Date”), by and between DZS Inc. (f/k/a Dasan Zhone Solutions, Inc.) (the “Company”), and Thomas Cancro (the “Executive”), collectively, the “Parties.”

Whereas, the Company and Executive entered into that certain Employment Agreement (the “Agreement”) dated December 2, 2019, and

Whereas, the Parties desire to amend Paragraph 3(d) of the Agreement in the manner reflected herein, and

Whereas, the Compensation Committee of the Board of Directors of the Company has approved the Amendment of the Agreement in the manner reflected herein,

Now Therefore, in consideration of the premises and mutual covenants and conditions herein, the Parties, intending to be legally bound, hereby agree as follows, effective as of the Amendment Effective Date:

1.Housing and Automobile Allowance.   Paragraph 3(d) of the Agreement is hereby deleted

and replaced in its entirety with the following (with all capitalized terms having the meaning originally ascribed thereto in the Agreement):

“3. (d)Housing and Automobile Allowance.  During the term of Executive’s employment and until fifteen (15) months from the effective date of this agreement, the Company shall pay for or reimburse Executive in accordance with the Company’s written expense reimbursement policies and procedures for reasonable housing and automobile expenses in the San Francisco Bay area or Dallas / Fort Worth metroplex per month.”

2.Counterparts.  This Amendment may be executed in one or more facsimile, electronic or original counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.

3.Ratification. All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to Employment Agreement effective as of the Amendment Effective Date.

DZS INC.	EXECUTIVE

By: /s/ Charlie Vogt	/s/ Thomas Cancro
Charlie Vogt	Thomas Cancro
Chief Executive Officer